VOTING AGREEMENT

          VOTING AGREEMENT, dated as of July 18, 1999 (this "Agreement"), between VODAFONE AIRTOUCH PLC, a British corporation ("Parent"), and BCP COMMNET L.P., a Delaware limited partnership ("Stockholder").

                             W I T N E S S E T H:

          WHEREAS, concurrently herewith, Parent, Pacific Telecom Cellular of Colorado, Inc., a Colorado corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and CommNet Cellular Inc., a Colorado corporation ("CCI"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which, and subject to the terms and conditions thereof, Merger Sub will merge with and into CCI (the "Merger");

          WHEREAS, as of the date hereof, Stockholder owns of record or beneficially 19,695,835 shares of common stock, par value $.001 per share, of CCI ("CCI Common Stock") (such 19,695,835 shares, the "Existing Shares" and, together with any shares of CCI Common Stock acquired after the date hereof, whether upon the exercise of options, conversion of convertible securities or otherwise, the "Shares"); and

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Parent has required that Stockholder agree (i) simultaneously with the execution of the Merger Agreement, to execute and deliver this Agreement and (ii) to grant a proxy to vote all of the Shares owned by Stockholder on the terms and conditions provided for herein.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

          1.  Agreement to Vote; Proxy.

          (a) Stockholder agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of CCI, however called or at any adjournment thereof, or in connection with any written consent of the stockholders of CCI, Stockholder shall be present (in person or by proxy) and vote (or cause to be voted) all of the Shares (i) in favor of the Merger, the execution and delivery by CCI of the Merger Agreement and the approval of the terms thereof and each of the other actions

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     contemplated by the Merger Agreement and this Agreement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the CCI under the Merger Agreement; and (iii) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that, could reasonably be expected to impede, interfere with or delay the Merger or this Agreement (or is otherwise inconsistent therewith), including, but not limited to: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving CCI or its subsidiaries (other than a transaction involving Parent or its Affiliates); (B) a sale, lease or transfer of a material amount of assets of CCI and its subsidiaries or a reorganization, recapitalization or liquidation of CCI or its subsidiaries (other than a transaction involving Parent or its Affiliates); (C) any change in the management or board of directors of CCI, except as otherwise agreed to in writing by Parent; (D) any material change in the present capitalization or dividend policy of CCI or any amendment of CCI's articles of incorporation; or (E) any other material change in CCI's corporate structure or business. Stockholder agrees not to enter into any agreement or understanding with any Person the effect of which would be inconsistent with any of the foregoing.

          (b) STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT AND MEGAN PIERSON OF PARENT AND DAVID BAGLEY OF PARENT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, THE STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES AS INDICATED IN SECTION 1(A) OF THIS AGREEMENT. STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY STOCKHOLDER WITH RESPECT TO THE SHARES.

          2. Termination. This Agreement, the proxy contained herein and Parent's right to vote the Shares shall terminate on the Termination Date. As used herein, the term "Termination Date" means the first to occur of (a) the Effective Time and (b) termination of the Merger Agreement in accordance with its terms.

          3. Representation and Warranties of Parent. Parent hereby represents and warrants to Stockholder as follows:

          (a) Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and

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     authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (b) Authority. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the performance by Parent of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c) No Conflicts. The execution and delivery of this Agreement does not or will not, as the case may be, and the performance by Parent of its obligations hereunder will not, result in any Violation of: (A) any provision of the Organizational Documents of Parent or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets.

          (d) No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the performance by Parent of its obligations hereunder.

          4. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as follows:

          (a) Ownership of Shares. On the date hereof, the Existing Shares are owned of record or beneficially by the Stockholder, and, on the date hereof, the Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially by Stockholder.
     Stockholder has sole voting power and sole power of disposition with respect to all of the Existing Shares, with no restrictions, subject to applicable federal securities laws on Stockholder's rights of disposition pertaining thereto. Stockholder has not granted any proxy which is still in effect with respect to the Existing Shares.

          (b) Organization, Standing and Power. Stockholder is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite

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

     power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (c) Authority. Stockholder has all requisite partnership power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Stockholder and the performance by Stockholder of its obligations hereunder have been duly authorized by all necessary action on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) No Conflicts. The execution and delivery of this Agreement does not or will not, as the case may be, and the performance by Stockholder of its obligations hereunder will not, result in any Violation of: (A) any provision of the Organizational Documents of Stockholder or (B) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or its properties or assets.

          (e) No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Stockholder in connection with the execution and delivery of this Agreement by Stockholder or the performance by Stockholder of its obligations hereunder.

          5. Certain Covenants of Stockholder. In accordance with the terms of this Agreement, Stockholder hereby covenants and agrees as follows:

          (a) Restriction on Transfer, Proxies and Non-Interference. Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Existing Shares or Shares acquired after the date hereof, or any interest in any of the foregoing or (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares.


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

          (b) Additional Shares. Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new Shares of CCI Common Stock acquired by Stockholder, if any, after the date hereof.

          (c) No Solicitations. Stockholder agrees that neither it nor any of its Affiliates, officers, directors, employees, agents or representatives (collectively, "Representatives") shall, directly or indirectly: (i) initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any Acquisition Proposal or (ii) provide any information or data to, or engage in any discussions or negotiations with, any Person (other than Parent) relating to or in contemplation of an Acquisition Proposal. Stockholder will notify Parent immediately if any inquiries, proposals or offers respecting an Acquisition Proposal are received by, or any such information or data is requested from, or any such discussions or negotiations are sought to be initiated or continued with Stockholder or its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers, and keep Parent apprised with respect to the status and terms thereof. The provisions of this Section 5(c) shall not restrict activities of CCI or any other Person permitted in accordance with Section 5.4 of the Merger Agreement.

          6. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          7.  General Provisions.

          (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally or delivered by facsimile (but in the case of facsimile transmission, transmitted on the same day by the method described in clause (b)), (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (i) If to Parent, to Vodafone Airtouch PLC, 1 California Street, 18th Floor, San Francisco, California 94111, Attention: David Bagley, Director, Corporate Development, Facsimile
          No. (415) 658-5239.



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

          (ii) If to Shareholder, to BCP CommNet L.P., c/o Blackstone Management Associates II L.L.C., 345 Park Avenue, 31st Floor, New York, New York 10154, Attention: Mark T. Gallogly, Facsimile No.
          (212) 754-8704 with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: Brian M. Stadler, Esq., Facsimile No. (212) 455-2502.

          (b) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          (d) Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the

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     parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void.

          (h) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          (i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

          (j) Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.





























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

          IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.


                                         VODAFONE AIRTOUCH PLC



                                         By: /s/ Mohan S. Gyani
                                             -----------------------------
                                             Name:  Mohan S. Gyani
                                             Title: Chief Financial Officer



                                         BCP COMMNET L.P.

                                         By: Blackstone CCI Capital
                                         Partners L.P., general partner

                                         By: Blackstone Management
                                         Associates II L.L.C., general partner

                                         By:  /s/ Mark  T. Gallogly
                                              ----------------------------
                                              Name:   Mark T. Gallogly
                                              Title:  Member
























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